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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 19, 1997, with respect to the consolidated financial statements of Communications Central, Inc. included in the Joint Proxy Statement/Prospectus of Davel Communications Group, Inc. and Peoples Telephone Company, Inc. that is made a part of the Registration Statement (Form S-4) of Davel Holdings, Inc. for the registration of shares of Davel Holdings, Inc.'s common stock.

                                          /s/ Ernst & Young LLP

Atlanta, Georgia
November 19, 1998